PUBC

LISTED

OTCBB

QUICK REFERENCE: AS OF 1/11/04

Company: Public Company Management Corp.

NASDAQ Symbol: PUBC

Share Price: $ .40

Shares Issued & Outstanding: 21,485,000

Restricted: 20,441,650

Float: 1,043,350

CEO, President & Director: Stephen Brock

PRIMARY BUSINESS

Public Company Management is composed of four separate business subsidiaries, all housed under the PCMC holding company structure. Although each of these divisions are separate, collectively they provide for an entire spectrum of solutions for taking small business public.

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PubCo While Papers (PWP) offers valuable, information packed white papers addressing critical issues and questions facing private companies looking to go public, whether Pink Sheet, OTCBB or NASDAQ, and all market participants. PWP also Is a marketing arm for the entire network of companies under the PCMC umbrella. PWP provides a significant source of access to information about the US Capital Markets; a vital vein for companies desiring to enter the market. PubcoWhdePapers.com was created to provide an easily accessible destination to secure the information companies need to go public, stay public, and access the funding needed to help them reach their potential. This knowledge helps anyone who wants to build their company into a national or international player, and is intended to assist in providing jobs for others and wealth for business owners and their loved ones. PWP is designed to give visitors the Information they need to make informed choices for the good of their company. For more Information, please visit www. pubcowhitepapers.com

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Go Public Today.com (GPT) is a Registered Investment Advisor regulated by the state of Nevada. This credential obligates GPT to provide services under stringent terms and restrictions designed to ensure that the services clients receive and the practices engaged in to complete complicated processes, such as a direct public offering and going public, are In adherence with all applicable state and federal securities laws. GPT sources and originates engagements are designed to afford its clients the best terms, enhance their returns, and heighten the probability of successfully completing a greater percentage of targeted transactions. GPT has an extensive network of potential sources. When assessing a prospect, GPT generally looks for a company that can achieve market leadership, critical mass, or sustainable cash flow. GPT provides assistance in the registration of securities for small business and foreign companies (via Rule 20F through it's division, Foreign Company Listing that wish to go public as well as with financing and regulatory procedures designed to ensure a legitimate listing on the U.S. Capital Markets. For more information, please visit www.gopublictoday.com and www.foreigncompanylisting.com

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Public Company Management Services (PCMS) functions as a strategic project management firm providing a suite of professional services available to companies trading on the OTC Bulletin Board®, companies trading on the Pink Sheet, private companies, and other market participants. PCMS's services are designed with small companies in mind and geared toward coordinating effective compliance solutions and ensuring excellent corporate administration so that all appropriate rules and regulations pertaining to being a public company are complied with. This Includes: Sarbanes-Oxley Readiness Services, Corporate Governance Assessment, Regulatory Risks (PATRIOT, HIPAA, SAS 70, GLB), Human Resource Compliance, and Federal and State Securities Regulations. For more information, please visit www.pcms-team.com

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Nevada Fund is an entity utilized for various business activities including acquiring shares In companies and it provides ancillary consulting, advisory and development services. The Nevada Fund looks for aggressive investment opportunities.

RECENT PRESS RELEASES

12/29/04

Public Company Management Corporation Announces 5B-2 Securities Registration Contract with Sputnik, Inc.

Public Company Management Corporation announced that its subsidiary, Go Public Today, has signed a contract with Sputnik, Inc. to provide SB-2 securities registration services and aims to obtain an OTC BB listing for the common stock of Sputnik, Inc. in exchange for a combination of cash fees and a block of shares of Sputnik, Inc. common stock. Through the SB-2 securities registration solution offered by Go Public Today, Sputnik will be able to offer registered securities for sale and aims to become a publicly traded company in a U.S. capital market venue.

12/28/04

Public Company Management Corporation Names Bob Beers, Nevada State Senator, to Advisory Board

Public Company Management Corporation announced that Nevada District 6 State Senator Bob Beers, CPA, has joined the company's advisory board.

Mr. Beers is a multi-faceted businessman with a Certified Public Accountant license since 1989 and 13 years of small business ownership. He is currently Vice President of Sales for Nevada's premiere human resources outsourcing firm, Payroll Solutions. As a Nevada State Senator, Mr. Beers is Vice-chairman of the Finance Committee and member of Natural Resources and Legislative Issues & Elections Committees. He has been an active volunteer, serving as president of the Las Vegas Chamber of Commerce Business Expo and as treasurer of the Nevada Republican Patty.

12/2/04

Public Company Management Corporation Announces SB-2 Securities Registration Contract with Gourmet Express, Inc. Public Company Management Corporation announced it has signed a contract with Gourmet Express, Inc. to provide SB-2 securities registration services and earn to obtain an OTCBB listing for the common stock of Gourmet Express, Inc. Under the teens of the contract, PUBC will collect $75,000 in cash fees and a block of 500,000 shares of Gourmet Express, Inc. common stock Through the SB-2 securities registration solution offered by PUBC, Gourmet Express will be able to become a publicly traded company in a U.S. Capital Markets venue and offer registered securities for sale in an effort to raise capital.

COMMENTS FROM STEPHEN BROOK, CEO & PRESIDENT, PUBLIC COMPANY MANAGEMENT

"Properly taking companies public is our business, and we feel our strong financial condition, strategic positioning and long term fundamentals leave us well-positioned for attracting new clients. We strive to empower and to educate our clients on the benefits of using a public company vehicle to serve as an aid in building their business, building wealth for the shareholders, and creating opportunities for significant business development relationships via acquisition or retention of key personnel.

Our appearance at the National Investment Banking Association (NIBA) conference on December 2-3 in New Orleans, La. was a success for us. I was able to meet with many private companies during which time I discussed the advantages of being a public company, and the steps PUBC takes to assist private companies in becoming publicly traded."

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Management

Stephen Brock - CEO, President & Director

Mr. Brock is President & CEO of Public Company Management Corporation, which consists of five subsidiaries founded by Brock Founded in 2000, GoPublicToday.com, Inc. (GPT) is a registered investment advisory firm that specializes in direct public offering programs, including foreign corporations through Foreign Company Listing. GPT provides a spectrum of financial advisory services, including Business Plan Reviews, to a client base that includes emerging companies as well as established entities. Professional Consulting Management Services (PCMS), offers small public companies access to a broad range of professional services such as financial consultants, attorneys, certified public accountants and boutique investment bankers. PubCo White Papers, Inc. offers extensive research to help edorate small business constituents -investors, issues and market participants -about a wide range of topics including regulatory, strategic planning and financing issues that impact the market. Nevada Fund, Inc., also founded by Brock, provides ancillary corporate services to small businesses. Outside of PCMC, Brock is a principal of M&A Capital Advisors, LLC, a broker dealer, which specializes in mergers and acquisitions, reverse listings, and private placements. A registered investment advisor, Mr. Brock holds NASD Series 7, 24, 63, 65 licenses.

KEY FINANCIALS
Audited	9 months	12 months
	30 Sept'04	31 Dec'03
REVENUE	$1,614,976	$376,896
Total operating expenses	$658.268	$413.804
NET INCOME (loss) From Operations	$956,708	($36,908)
Total Other Income	$929,836	$89.443
NET INCOME before income takes	$1.886,544	$52,535
Deferred income tax expense	$641.425
NET INCOME	$1,245,119	$52,535

* Revenues: 328% increase over FY2003

* Net income up 2.184% over FY 2003

* Chart compares 9-month FY 2004 to 12-month FY2003, so annualized numbers (FY04) are expected to be even greater

* $2.5 Million combined revenue & other income.

www.PublicCompanyManagement.com

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